Exhibit (g) (ii)

AUTOMATIC YRT AGREEMENT

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(hereinafter called the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter called the “Reinsurer”)

Effective Date: August 1, 2008

Coverage: VARIABLE UNIVERSAL LIFE III

Automatic YRT Agreement

Effective Date: August 1, 2008

Ceding Company:	MML Bay State Life Insurance Company
of Enfield, Connecticut

C.M. Life Insurance Company
of Enfield, Connecticut, and

Massachusetts Mutual Life Insurance Company
of Springfield, Massachusetts

Reinsurer:	RGA Reinsurance Company
of Chesterfield, Missouri

Accepted Coverages:	Life insurance on policies written by the Ceding Company on the plans cited in Schedule A – Accepted Coverages.

Effective Date:	August 1, 2008

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes, with respect to its subject, any prior oral or written agreements.

Commencing on the Effective Date, the Reinsurer shall provide reinsurance coverage to the Ceding Company subject to the provisions of this Agreement on the basis stated hereinafter in the attached Articles and Schedules. These Articles and Schedules, or parts thereof may be changed or modified upon written agreement between the Ceding Company and the Reinsurer.

Automatic YRT Agreement

Effective Date: August 1, 2008

IN WITNESS WHEREOF, the parties hereto execute this Agreement in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8/4/2008
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8/4/2008
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8/4/2008
Peter G. Ferris
Second Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Susan Willeat	Date:	7/31/2008
Print name:	Susan Willeat
Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Larry J. Shorey	Date:	7/31/2008
Print name:	Larry J. Shorey
Title:	Sales VP

8PT 8/7/08

Automatic YRT Agreement

Effective Date: August 1, 2008

Table of Contents

Article	Title	Page
I	Automatic Reinsurance	5
II	Facultative Submission	6
III	Basis of Reinsurance	6
IV	Premiums, Payments and Reports	7
V	Expenses	8
VI	Premium Taxes	8
VII	DAC Tax Election	8
VIII	Experience Refunds	8
IX	Policy Changes	8
X	Increase in Retention	11
XI	Termination of Agreement with Respect to New Reinsurance	11
XII	Claims	12
XIII	Inspection of Records	14
XIV	Errors and Omissions	14
XV	Insolvency	15
XVI	Waivers and Amendments	16
XVII	Severability	16
XVIII	Privacy and Security Requirements	16
XIX	Notice	18
XX	Arbitration	19
XXI	Governing Law	20
XXII	Headings	20
XXIII	Parties to Agreement	20
XXIV	Agreement	20
XXV	Good Faith and Financial Solvency	20
XXVI	Confidentiality	20
XXVII	Anti-Money Laundering	21
XXVIII	Material Changes	21

Schedule	Title	Page
A	Accepted Coverages	22
B	Reinsurance Limits	23
C	Facultative Submission Form	24
D	Special Net Risk Calculations	25
E	Reinsurance Premium Rates	26
F	Reinsurance Reports	52
G	Underwriting Guidelines	54
H	DAC Tax Schedule	55
I	Retention Limits	56
J	Underwriting Improvements	57

ARTICLE I: AUTOMATIC REINSURANCE

A.	The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and Schedule B – Reinsurance Limits and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	.

2.	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3.	The amount of life insurance inforce in all companies, including any coverage to be replaced, plus the amount currently applied for on that life in all companies, does not exceed the Jumbo Limit as specified in Schedule B – Reinsurance Limits.

4.	On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

6.	.

7.	.

B.	The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article X – Increase in Retention.

C.	.

D.

The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under

ARTICLE I: AUTOMATIC REINSURANCE

(Continued)

this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other Reinsurers.

E.	The Ceding Company may not reinsure, on any basis, the amount it has retained on the business covered under this Agreement without prior notification to and agreement of the Reinsurer, unless the risk exceeds the Ceding Company’s internal limits.

ARTICLE II: FACULTATIVE SUBMISSION

A.	The Ceding Company may submit, on a facultative basis, life insurance risks for plans and eligible policies as set forth in Schedule A – Accepted Coverages, if the requirements for automatic reinsurance are not met, or if the requirements for automatic reinsurance are met but it prefers to apply for facultative reinsurance.

B.	A facultative application shall be made that is in substantial accord with Schedule C – Facultative Submission Form, and shall be accompanied by copies of all the Ceding Company’s pertinent papers relating to the insurability of the risk. The Reinsurer shall give immediate consideration to a facultative application and notify the Ceding Company as soon as possible in writing (via mail, fax, or e-mail) of its underwriting offers.

C.	The Reinsurer shall have no liability on a facultative submission by the Ceding Company until an offer to reinsure has been made by the Reinsurer and accepted in writing (via mail, fax, or e-mail) by the Ceding Company. The Reinsurer’s offer shall expire at the end of one hundred twenty (120) days from the date of the Reinsurer’s offer unless an earlier date is specified in the offer, or the date specified in the Reinsurer’s approval to extend their offer, or the date the Reinsurer receives notice from the Ceding Company of the withdrawal of their application, whichever comes first.

The liability of the Reinsurer for reinsurance ceded facultatively shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article X – Increase in Retention.

ARTICLE III: BASIS OF REINSURANCE

A.	Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the policy reinsured.

ARTICLE III: BASIS OF REINSURANCE

(Continued)

B.	For the purpose of this Agreement, except as noted below, the net amount at risk shall be calculated as the death benefit less policy account value at the end of each policy year.

C.	The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule D – Special Net Risk Calculations defines special methods for calculating the net amount at risk in addition to B of this Article.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

A.	Reinsurance premiums shall be paid annually in advance on a policy year basis for each reinsured policy. Such payment for policies with anniversaries in any calendar month shall accompany the monthly statement as provided in this Article. Premiums shall be calculated by applying the premium rates per thousand to the net amount at risk as described in Article III – Basis of Reinsurance. The premium rates per thousand are those specified in Schedule E – Reinsurance Premium Rates. The rates in Schedule E – Reinsurance Premium Rates, shall apply to both automatic and facultative reinsurance.

B.	.

C.	At the end of each reporting period the Ceding Company shall prepare and send to the Reinsurer a statement, in substantial accord with Schedule F – Reinsurance Reports, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting period. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the reporting period shall also be listed. The reporting period is stated in Schedule F – Reinsurance Reports. New reinsurance shall be reported on the report next following the time that the reinsured policy has been reported as delivered and paid for.

D.	The monthly statement shall be furnished to the Reinsurer within sixty (60) days after the end of each reporting period and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. If any reinsurance premium is not paid within the allotted time, the Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving ninety (90) days written notice to the Ceding Company. The first day of the ninety (90) day notice of the termination period, resulting from default as described above, will be the day the notice is received in the mail by the Ceding Company, or if mail is not used, the day it is delivered to the Ceding Company. If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums, if any. The Ceding Company agrees that it will not force termination under the provisions of the paragraph to avoid the requirements or to transfer the block of business reinsured to another Reinsurer.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

(Continued)

E.	Terminated risks may be reinstated within sixty (60) days after the effective date of termination by paying in full all of the unpaid reinsurance premiums for the risks inforce prior to the termination. The Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums.

F.	The Reinsurer reserves the right to charge interest at the prime rate as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

a.	Renewal premiums are not paid within sixty (60) days of the due date.

b.	Premiums for new business are not paid within one hundred twenty (120) days of the date the policy is issued.

G.	The Ceding Company or the Reinsurer may exercise at any time the right to offset any undisputed debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement.

ARTICLE V: EXPENSES

The Ceding Company shall pay the expenses of all medical examinations, inspection fees, and other charges incurred in connection with the issuance of the insurance.

ARTICLE VI: PREMIUM TAXES

The Reinsurer shall not reimburse the Ceding Company for any premium taxes.

ARTICLE VII: DAC TAX ELECTION

The Ceding Company and the Reinsurer make an election pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, and agree to the terms stipulated in Schedule H – DAC Tax Schedule.

ARTICLE VIII: EXPERIENCE REFUNDS

Reinsurance under this Agreement shall not be eligible for an experience refund.

ARTICLE IX: POLICY CHANGES

A.	The Ceding Company shall notify the Reinsurer of all policy terminations and changes that affect the reinsurance. Unearned reinsurance premiums on such terminations or changes shall be refunded.

B.	If any portion of the Ceding Company’s insurance risk is terminated, the reinsurance shall be reduced by a proportionate amount. If there are other Reinsurers, each one shall share in the reduction according to its proportion of the total reinsurance.

ARTICLE IX: POLICY CHANGES

(Continued)

C.	If a policy reinsured under this Agreement lapses to extended term or paid-up insurance, the Reinsurer shall share in an adjustment in the amount of reinsurance on the policy in the same proportion as the reinsurance amount had to the insurance amount immediately prior to the policy lapsing.

D.	If a portion of the insurance issued by the Ceding Company on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced so as to restore, as far as possible, the retention level of the Ceding Company on the risk, provided, however, that the Ceding Company shall not assume on any policy being adjusted as provided in this Article an amount of insurance in excess of the greater of (1) its retention limit at the time of issue of that policy, and (2) the retention limit of that policy as already adjusted by the provisions of Article X – Increase in Retention. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the Reinsurer shall be reduced by an amount which is in the same proportion of the amount of reduction so applied as the reinsurance of the Reinsurer bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the Reinsurer again being determined on a proportional basis and shall be applied to policies in chronological order according to original policy dates. Reinsurer shall return to the Ceding Company any reinsurance premiums without interest thereon, paid to the Reinsurer for the period beyond the date of the reduction of reinsurance hereunder.

E.	Reinsurance shall be terminated on any policy where the net amount at risk reinsured is less than $1, rounded to the nearest dollar.

F.	Reinsurance shall be reinstated automatically if the original insurance is reinstated according to the policy provisions and rules of the Ceding Company. The Ceding Company shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received insurance premiums under the reinstated policy.

G.	Term renewals, term conversions reinsured under this Agreement, shall, for the purposes of this Agreement, be categorized as a conversion or an exchange.

1.	Conversions

.

ARTICLE IX: POLICY CHANGES

(Continued)

a.	Straight Conversions

.

b.	Conversions with Increases

.

2.	Replacements/Exchanges

.

Exchanges or replacements (including exchanges into joint life products when one life is not underwritten) shall not be reinsured under this Agreement.

H.	Unearned reinsurance premiums on terminations or changes shall be refunded to the Ceding Company. The premium payable to the Reinsurer or premium refunds due to the Ceding Company shall be based on the exact number of days of effective insurance coverage upon termination or other change.

I.	If the policy continues inforce without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a policy provision or a practice of the Ceding Company, the reinsurance shall also continue without payment of premium and shall terminate on the same date as the Ceding Company’s risk terminates.

J.	If the insurance reinsured under this Agreement increases and the increase is subject to new underwriting, the increase shall be handled in the same manner as a new policy and the provisions of Article I – Automatic Reinsurance shall apply to the increase in reinsurance. If the increase is not subject to new underwriting evidence, the Reinsurer shall accept automatically the increase in reinsurance, not to exceed the automatic binding limit specified in Schedule B – Reinsurance Limits, using a point in scale rate basis.

K.	Any policy originally reinsured with the Reinsurer on a facultative basis which has been in a lapsed status for ninety (90) days may be submitted with underwriting requirements before it is reinstated.

ARTICLE IX: POLICY CHANGES

(Continued)

L.	The Reinsurer does not participate in policy loans nor other forms of indebtedness on policies reinsured under this Agreement; therefore, the Reinsurer shall pay their rightful percentage of death benefit owed, gross of policy loan, not net of policy loan.

M.	The Reinsurer shall return to the Ceding Company any reinsurance premiums, paid to the Reinsurer for the period beyond the date of the reduction of reinsurance hereunder.

ARTICLE X: INCREASE IN RETENTION

A.	The Ceding Company may increase its limit of retention and may elect, subject to the provisions of this Article, to continue the reinsurance inforce under this Agreement without change, or to reduce all eligible reinsurance inforce under this Agreement as set forth below. The increased limit of retention shall be effective with respect to reinsurance which is placed in effect on or after the effective date of the increase subsequent to the Ceding Company providing written notice to the Reinsurer of such increase and of its election to either continue or reduce reinsurance on inforce business.

B.	If any reinsurance is , all reinsurance eligible for , under the provisions of this Article, must be .

C.	The reinsurance will be maintained in force indefinitely except as provided in this article below or as provided in Article IV- Premiums, Payments and Reports, and Article X- Increase in Retention, subsequent to the Ceding Company providing written notice in advance.

ARTICLE XI: TERMINATION OF AGREEMENT WITH RESPECT TO NEW

REINSURANCE

A.	This Agreement may be terminated with respect to new reinsurance by either party giving written notice to the other at least one hundred and fifty (150) days prior to the date such termination shall become effective, except as specified in Article IV – Premiums, Payments and Reports, and Article IX – Policy Changes.

B.	The termination shall become effective on the date specified in the written notice, but not less than ( ) after written notice is given.

C.	The Ceding Company shall continue to submit, and the Reinsurer shall continue to accept business under the provisions of this Agreement, during the period between the date of written notice and the effective date of termination.

D.	The provisions of this Agreement shall continue to apply after the effective date of termination to all reinsurance that is inforce under this Agreement on the effective date of termination.

E.	Either party may terminate this Agreement immediately for the acceptance of new reinsurance if the other party materially breaches this Agreement or becomes insolvent.

ARTICLE XI: TERMINATION OF AGREEMENT WITH RESPECT TO NEW

REINSURANCE (Continued)

F.	Upon termination of the Agreement for new business, the following coverages shall continue to be available on policies inforce hereunder on the termination date, unless otherwise agreed upon in a subsequent writing by both Parties:

1.	Exercise of riders listed in Schedule A – Accepted Coverages.

2.	All changes, including increases (underwritten or non-underwritten as allowed under the policy) available under Article IX – Policy Changes.

ARTICLE XII: CLAIMS

A.	Coverage: Claims covered under this Agreement are for the plans and any additional benefits specified in Schedule A: Accepted Coverages.

B.	Notice: The Ceding Company will promptly notify the Reinsurer after it receives a claim on a policy reinsured under this Agreement.

C.	Proofs: The Ceding Company will promptly provide the Reinsurer copies of the proofs of claim, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request. The Reinsurer may request, and the Ceding Company will send, documents on any claims reinsured under this Agreement. It is the Ceding Company’s sole decision to determine whether a claim is payable.

D.	Amount and Payment of Reinsurance Benefits: As soon as the Reinsurer receives proper claim notice and proper claim proofs, the Reinsurer will promptly pay its proportionate share of all payable claims eligible for coverage under this Agreement.

E.	The maximum reinsurance death benefit payable to the Ceding Company under this Agreement is the death benefit specifically reinsured with the Reinsurer. The Reinsurer will also pay its proportionate share of the interest on the death proceeds through the date of settlement that the Ceding Company is required to pay, either by law or under the terms of the policy.

F.	Life benefit payments will be made in a single sum, regardless of the Ceding Company’s settlement options.

G.	Disputed Claims: The Ceding Company will promptly notify the Reinsurer of any contest, compromise or litigation as a result of a denial of a claim involving a policy reinsured under this Agreement. Unless it declines to be a party to such action, the Reinsurer will pay its proportionate share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its proportionate share of claim investigation fees paid to a third party, except as specified below. For contested claims, the Reinsurer must make a concerted effort to respond in writing (email or facsimile is acceptable) whether the Reinsurer will opt out of the Ceding Company’s contested claims decision within five (5), but in no case more than ten (10) business days from the business day in which the claims information was sent from the Ceding Company.

ARTICLE XII: CLAIMS

(Continued)

H.	If the Reinsurer declines to be a party to the contest, compromise or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise or litigation. In such case, the Reinsurer shall not share in any expense involved in such contest, compromise or litigation, nor in any reduction in claim resulting therefrom. The Reinsurer will also pay its proportionate share of covered expenses incurred to the date it notifies the Ceding Company it declines to be a party.

I.	Claim Expenses: The Reinsurer will pay its proportionate share of reasonable claim investigation and legal expenses connected with the litigation or settlement of claims payable under this Agreement unless the Reinsurer has discharged its liability. If the Reinsurer has so discharged its liability by paying its proportionate share of the claim and any applicable expenses, the Reinsurer will not participate in any expenses incurred thereafter.

J.	The Reinsurer will not reimburse the Ceding Company for routine claim and administration expenses, including but not limited to the Ceding Company’s home office expenses, compensation of salaried officers and employees, and any legal expenses other than third party expenses incurred by the Ceding Company. Claim investigation expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

K.	Misrepresentation or Suicide: If the Ceding Company returns premium to the policyowner or beneficiary as a result of fraud or misrepresentation within the policy contestable period or suicide of the insured, the Reinsurer will refund net reinsurance premiums received on that policy without interest to the Ceding Company in lieu of any other form or reinsurance benefit payable under this Agreement.

L.	Misstatement of Age or Gender: In the event of a change in the amount of the Ceding Company’s liability on a policy due to a misstatement of age or gender, the Reinsuer’s liability on its proportionate share will change within the terms of this Agreement. The Reinsurance death benefit will be adjusted from the inception of the original policy, and any difference will be settled without interest.

M.	Extra-Contractual Damages: In no event shall the Reinsurer be liable for any extra-contractual obligations awarded against the Ceding Company as a result of any act, omission or course of conduct committed solely by the Ceding Company, its agents or representatives in connection with claims under this Agreement, nor for any legal fees or expenses incurred in the defense of such claims. As an exception to this exclusion, the Reinsurer shall indemnify the Ceding Company for its proportionate share of any such extra-contractual obligations and legal fees and expenses incurred in the defense thereof if the Reinsurer concurred both in advance and in writing with the Ceding Company’s act, omission, or course of conduct that ultimately resulted in the assessment of such extra-contractual obligations.

ARTICLE XII: CLAIMS

(Continued)

Notwithstanding the limited exception set forth in the paragraph above, this Agreement shall not provide any indemnity with respect to any extra contractual obligation incurred by the Ceding Company as a result of any fraudulent and/or criminal act or omission by any officer, director, employee, agent or representative of the Ceding Company. However, the Reinsurer will be responsible in the event that its actions cause harm to the Ceding Company.

N.

Interest Rate for Balances in Default: The Ceding Company reserves the right to charge interest as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the claim payment if: the period of time between when the Ceding Company notifies the Reinsurer of the undisputed claim and when the Reinsurer reimburses the Ceding Company exceeds thirty (30) days.

O.	For Joint Last Survivor plans: The Ceding Company, if notified, will also notify the Reinsurer at the time of the first death.

ARTICLE XIII: INSPECTION OF RECORDS

Upon reasonable notice, and during regular business hours at the office of the inspected party, the Reinsurer and the Ceding Company each shall have the right to inspect and audit, at the offices of the other, all records and procedures relating to reinsurance under this Agreement.

ARTICLE XIV: ERRORS AND OMISSIONS

A.	It is expressly understood and agreed .

B.	If either the Ceding Company or Reinsurer shall fail to perform an obligation under this Agreement and such failure shall be the result of an error on the part of the Ceding Company or Reinsurer, such error shall be .

ARTICLE XIV: ERRORS AND OMISSIONS

(Continued)

C.	.

D.	The Ceding Company and Reinsurer mutually agree that all errors will be identified and corrected in an equitable manner at the earliest possible date.

ARTICLE XV: INSOLVENCY

A.	In the event of insolvency of the Ceding Company, the Reinsurer’s liability for claims shall continue to be in accordance with the terms of this Agreement. Payment of reinsurance claims shall be made directly to the liquidator, rehabilitator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

B.	In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver or statutory successor shall give the Reinsurer written notice of any pending claim and the Reinsurer may, at its own expense, investigate the claim and interpose any defense which it deems available to the Ceding Company or its liquidator, receiver or statutory successor. If the Ceding Company benefits from the defense undertaken by the Reinsurer, an equitable share of the expenses incurred by the Reinsurer shall be chargeable to the Ceding Company as a part of the expense of liquidation.

C.	In the event of insolvency of the Reinsurer, the Ceding Company may, at its option, terminate reinsurance under this Agreement as of the date concurrent with or subsequent to the event of insolvency. Written notice of such termination and the date shall be given to the Reinsurer by the Ceding Company. For the purpose of this Agreement, the Ceding Company or Reinsurer shall be considered insolvent when it:

1.	; or

2.	; or

3.	; or

4.	; or

5.	.

ARTICLE XV: INSOLVENCY

(Continued)

D.	Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Reinsurer or the Ceding Company with respect to this Agreement or with respect to any other claim of one party against the other are considered mutual debts or credits, and shall be offset as permitted by law, and only the balance shall be allowed or paid.

ARTICLE XVI: WAIVERS AND AMENDMENTS

Any term or condition of this Agreement may be waived at any time by the party that is entitled to its benefit. Such a waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. The waiver of any party of any breach of any provision of this Agreement or the failure of either party at any time to enforce any right or remedy available to it under this Agreement, with respect to any breach or failure by the party, shall not be considered to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. This Agreement may be modified or amended only by a writing duly executed by the party to be bound.

ARTICLE XVII: SEVERABILITY

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by illegal, invalid or unenforceable provisions or by its severance from this Agreement.

ARTICLE XVIII: PRIVACY AND SECURITY REQUIREMENTS

The Ceding Company and Reinsurer agree to comply with all applicable laws and regulations governing the privacy and security of consumer and customer “non-public personal information”. “Non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they will not transfer information to a third party, except as provided in this Agreement or as permitted by law. The Reinsurer will obtain agreements from any third parties or Reinsurers receiving non-public personal information that requires the use of reasonable care to maintain the confidentiality of the “non-public personal information”. “Non-public personal information” does not include de-identified personal data, i.e., information that does not identify, or could not reasonably be associated with, an individual.

ARTICLE XVIII: PRIVACY AND SECURITY REQUIREMENTS

(Continued)

Reinsurer agrees to restrict access to personal information to those employees who need to know that information and represents that it has appropriate measures to establish a security program with respect to “non-public personal information” which: (i) ensures the security and confidentiality of personal information, (ii) protects against any anticipated threats or hazards to the security or integrity of personal information, and (iii) protects against any unauthorized access to or use of such information including access or use that could result in substantial harm or inconvenience to any of Company’s consumers or customers.

Notwithstanding anything contained herein to the contrary, Reinsurer will immediately, but in no event later than three (3) business days, notify Company of any circumstances involving (i) a “Breach of Security” of personal information or (ii) a reasonable belief by Reinsurer that there may be a breach of security of personal information (the “Notification”). In addition to the Notification, Reinsurer agrees to cooperate with Company and as soon as practicable but no later than five (5) business days after detection of the Breach of Security, Reinsurer will also provide Company with a report (the “Report”) summarizing the Breach of Security, which will include, at a minimum, the following: date, time, description, how the Breach of Security was detected, systems and/or data (including personal information) subject to unauthorized access, root cause, corrective action taken to date and any additional planned actions. For purposes of this Agreement, “Breach of Security” means any unauthorized access to or use of personal information, whether by internal or external source, and whether such information is in electronic, paper, or any other format, including, without limitation, the following: unauthorized access to personal information while located on any computer, website or database, interception of personal information while being transmitted by email, unauthorized acquisition of paper files, or unauthorized use of an ID or password. The Notification shall be communicated by phone and facsimile, and the Report shall be communicated by facsimile and overnight delivery service using the following contact information:

Chief Compliance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Telephone: 413-788-8411, Fax: 413-744-4161

ARTICLE XIX: NOTICE

Notices and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if communicated, or confirmed, between the parties by facsimile, electronic mail or regular mail for the following:

1)	The submission (including medical reports and exchange of information) for facultative review

2)	Administration issues, including but not limited to payment of premiums

3)	Routine administration and electronic reporting format policy

4)	Claims notices, proofs and claim contests

5)	Actuarial and material changes regarding pricing

6)	Document drafting and review

7)	Taxes

8)	Auditing

9)	All general and routine communications

Notices and other communications that are required to be given in writing as noted under this Agreement shall be effective if in writing and (1) mailed by United States registered or certified mail, return receipt requested, or (ii) delivered by overnight express mail, or (iii) sent by facsimile transmission followed by a confirmation mailed by first class or overnight mail to:

If to the Ceding Company:

MML Bay State Life Insurance Company

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention: Reinsurance Officer

C.M. Life Insurance Company

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention: Reinsurance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: Reinsurance Officer

If to the Reinsurer:

RGA Reinsurance Company

Reinsurance Officer

1370 Timberlake Manor Parkway

Chesterfield, MO 63017-6039

Either party may change the names or addresses where notice is given by providing notice to the other party of such change in accordance with this Article.

ARTICLE XX: ARBITRATION

A.	If the parties cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be arbitrated. To initiate arbitration, either party shall notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ( ) of its receipt. At that time, the responding party shall state any additional dispute(s) it may have regarding the subject of the arbitration.

B.	Any interpretation of this Agreement shall be based on business practices and equity rather than strict law.

C.	Disagreements between the Ceding Company and the Reinsurer shall be submitted to three arbitrators who must be current or former officers of other life insurance companies or life reinsurance companies: however, these arbitrators shall not be employees or former employees of either party to this Agreement or their affiliates. The Reinsurer and the Ceding Company shall each appoint one arbitrator and the third shall be selected by these two arbitrators.

If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the American Arbitration Association will appoint an arbitrator for the party that has failed to do so. The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the American Arbitration Association for such appointment.

Should the two arbitrators be unable to agree on the choice of the third arbitrator, then the American Arbitration Association will appoint the third arbitrator. All expenses levied by the American Arbitration Association for such appointment shall be borne equally by each party to this Agreement. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

D.	Issues shall be decided by a majority of the votes of the arbitrators .

E.	Except as dictated by the arbitration panel, each party will bear the expense of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third party arbitrator.

F.	The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence and may limit the use of depositions and discovery.

ARTICLE XX: ARBITRATION

(Continued)

G.                     .

ARTICLE XXI: GOVERNING LAW

This Agreement will be governed by and construed in accordance with the laws of Massachusetts. This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed. The Ceding Company and the Reinsurer represent that, to the best of their knowledge, they are in compliance with all state and federal laws and regulations applicable to the business reinsured under this Agreement. In the event that either party is found to be in non-compliance with any such law or regulation, the Agreement will remain in effect and the parties will seek to remedy the non-compliance and will indemnify each other for any direct loss suffered as a result of the non-compliance.

ARTICLE XXII: HEADINGS

The headings to this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

ARTICLE XXIII: PARTIES TO AGREEMENT

This Agreement is for indemnity reinsurance solely between the Ceding Company and the Reinsurer. Reinsurance under this Agreement will not create any right nor legal relationship between the Reinsurer and any other party.

ARTICLE XXIV: AGREEMENT

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes any prior oral or written agreements with respect to its subject.

ARTICLE XXV: GOOD FAITH AND FINANCIAL SOLVENCY

This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party will promptly notify the other if it is subsequently financially impaired.

ARTICLE XXVI: CONFIDENTIALITY

The terms of this Agreement are confidential. Nothing contained herein, including information relating to pricing, may be disclosed to any third party, including other insurers or reinsurers, without the Reinsurer’s or the Ceding Company’s prior written consent.

ARTICLE XXVI: CONFIDENTIALITY

(Continued)

The Parties will keep confidential and not disclose any shared Proprietary Information, as defined below, unless:

a)	The information becomes publicly available other than through unauthorized disclosure by the party seeking to disclose or use such information;

b)	The information is independently developed by the recipient;

c)	The disclosure is required for the purpose of any reinsurance, retrocession, securitization, or structured, asset-backed or asset-based financing and such parties have a signed confidentiality agreement;

d)	The disclosure is required by external auditors and such auditors have a signed confidentiality agreement protecting such information; or

e)	The disclosure is required by law.

“Proprietary Information” includes, but is not limited to, underwriting manuals and guidelines, applications, contract forms, and premium rates and allowances of the Reinsurer and the Ceding Company, but shall not include the existence of this Agreement and the identity of the parties.

ARTICLE XXVII: ANTI-MONEY LAUNDERING

The Reinsurer and Ceding Company have established and maintain policies and procedures to comply with applicable laws and regulations relating to anti-money laundering and anti-terrorism financing activities including, without limitation, the U.S.A. Patriot Act, the lists promulgated or maintained by the United States Department of Treasury naming specially designated nationals or blocked persons, and any other laws, regulations, executive orders or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations or governments.

ARTICLE XXVIII: MATERIAL CHANGES

The Ceding Company shall                     .

SCHEDULE A: ACCEPTED COVERAGES

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Enfield, Connecticut, C.M. Life Insurance Company of Enfield, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Type of Business: Life insurance only. Supplemental benefits, including Accidental Death Benefits and Disability Waiver of Premium, shall not be reinsured under this Agreement.

Plans of Insurance: Variable Universal Life III and the following riders: Substitute of Insured Rider (SIR) and Guaranteed Insurability Rider (GIR). Rider coverage not requiring evidence of insurability shall be point-in-scale when exercised.

Eligible Policies: Variable Universal Life III policies and increases (not otherwise eligible for the Ceding Company’s Salvage program) that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those policies issued as continuations of such policies under the Agreement         .

SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: The Reinsurer shall participate in a pool of Reinsurers on a first dollar quota share basis for the first $             insured for eligible plans.

Reinsurer’s Share: The Reinsurer’s share shall be     %.

Ceding Company’s Retention: The Ceding Company will retain     % of each risk up to their maximum retention.

Jumbo Limit: $             for issues ages      and $             for issue ages      of life insurance inforce and applied for on one life Reinsurer will be notified before issue anytime the Jumbo Limit exceeds $            .

Reinsurer’s Automatic Binding Limit: $             per policy

Automatic Issue Limits:

$             for issue ages

times the Ceding Company’s retention on cases for issue ages

Issue Ages:

CESSION LIMITS PER REINSURER (applies to Automatic and Facultative cases):

Minimum Initial Cession: 15,000

Trivial Amount: $1

SCHEDULE C: FACULTATIVE SUBMISSION FORM

«LAST»«POLICY_NO»

Face Amount «COV_AMOUNT1»		Policy #
«POLICY_NO»
First Name «FIRST»	Last Name «LAST»	DOB
Second Insured
First Name	Last Name
DOB

Send To:

XXXXXXXXX (Minimum face amount $ )
XXXXXXX(Excess Only) Excluding Survivorships	MassMutual insurance inforce
XXXXXX (Minimum face amount $ )	Of which we retain with
XXXXXXXX (Minimum face amount $ )	parent or affiliate
XXXXXXX (Excess Only)	Insurance now applied for
XXXXXXXX (Minimum face amount $ )	Of which we will retain
XXXXXXXX (Excess Only) Excluding Survivorships
XXXXXXX (Excess Only)	Reinsurance applied for

☐

Send previously saved case to new Reinsurer

Underwriting Data

	Insured Number 1	Insured Number 2		Insured Number 1	Insured Number 2
Application	☐	☐	Financial Report	☐	☐
Non-Medical	☐	☐	Cover Letter	☐	☐
Medical Exam	☐	☐	APS	☐	☐
ECG	☐	☐	APS	☐	☐
X-Ray	☐	☐	APS	☐	☐
Lab Report	☐	☐		☐	☐
Specimen	☐	☐		☐	☐
Inspection	☐	☐		☐	☐
MVR	☐	☐		☐	☐
Reason for Submission		☐ Retention/Amount	☐ Health ☐ Rating/Review

Comments:

SCHEDULE D: SPECIAL NET RISK CALCULATIONS

1.	For the plans that are level term for twenty (20) years or less, or reducing term plans for any period of years, the net amount at risk shall be equal to the face amount of reinsurance.

2.	For the Ceding Company’s Universal Life type and Variable Life type plans, the net amount of risk (as appropriately calculated) shall be the death benefit less the policy account value.

3.	For the Ceding Company’s Enhanced Whole Life plan, the face amount reinsured shall be the sum of the basic policy death benefit plus the one-year term insurance. In calculating the net amount at risk, the basic policy value is increased by the face amount of paid up additions.

4.	For the Ceding Company’s Supplemental Insurance Protection Rider (SIPR) attachable to the Ceding Company’s Survivorship Whole Life policy, the net amount at risk shall be the proportion of the rider’s selected face amount initially reinsured and shall remain level at this amount while the rider remains inforce.

5.	For the Ceding Company’s Life Insurance Supplement Rider (LISR) attachable to the Ceding Company’s Whole Life policies, the net amount at risk shall be the one-year term portion of the supplemental insurance amount (SIA). The SIA is a non-guaranteed level death benefit comprised of one-year term insurance and paid-up additions. The paid-up addition portion is not reinsured.

6.	The methods of calculating the net amount at risk described above may not be appropriate under a given plan of insurance. In such cases, the net amount at risk will be a method that is mutually agreeable to both parties.

SCHEDULE E: REINSURANCE PREMIUM RATES

Premiums for Standard Risks (Currency – U.S. Dollars)

First year premium rates are zero. The premium rates per thousand of reinsurance amount at risk for policy years two (2) and later shall be the following percentages times the attached 2001 VBT Sex and Smoker Distinct Select and Ultimate Table (age nearest birthday):

Single Life Five-Class Males and Females:

Issue Ages

Risk Class
Ultra Preferred NT	%
Select Preferred NT	%
Preferred NT	%
Select Preferred Tobacco	%
Preferred Tobacco	%

Issue Ages

Risk Class
Ultra Preferred NT	%
Select Preferred NT	%
Preferred NT	%
Select Preferred Tobacco	%
Preferred Tobacco	%

Issue Ages

Risk Class
Ultra Preferred NT	%
Select Preferred NT	%
Preferred NT	%
Select Preferred Tobacco	%
Preferred Tobacco	%

Issue Ages

Risk Class
Ultra Preferred NT	%
Select Preferred NT	%
Preferred NT	%
Select Preferred Tobacco	%
Preferred Tobacco	%

The premium shall be the rate per thousand times the reinsurance net amount at risk.

SCHEDULE E: REINSURANCE PREMIUM RATES

(Continued)

Premium Rates for Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in the section titled Premiums for Standard Risks increased by 25% per table. (For example, the premium rate for a Table 4, or D, risk would be 200% of the standard premium rate).

Premium Rates for Risks with Flat Extras

For a risk assigned a flat extra premium, the reinsurance premium rates per thousand of net amount at risk shall be the premium rates for the appropriate risk class specified above in Premiums for Standard Risks increased by the following percentages of the flat extra premiums applicable to the initial face amount reinsured:

(1)	% of the first policy year and % for renewal years if the extra premium is payable for more than ( ) years;

(2)	% for all policy years if the extra premium is payable for ( ) years or less.

Policy Fees: No policy fees shall be paid under this Agreement.

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

SCHEDULE F: REINSURANCE REPORTS

Reinsurance shall be self-administered by the Ceding Company. The Ceding Company shall maintain up-to-date records on business under the Agreement for reporting new issues, renewals, deaths, lapses and other adjustments on each reinsured policy or rider and shall provide reports to the Reinsurer subsequent to the close of each reporting period. The reporting period shall be monthly. The reports shall consist of sufficient detail for the Reinsurer to determine its amount of risk on reinsured policies and riders and to verify reinsurance premiums. Reports provided shall be the following:

Bordereau Detail Reports:

New business and change reports shall be provided to the Reinsurer on a bordereau basis and include the following items:

Policy Number	Joint Life Information
Name of the Insured	Policy Face Amount
Sex	Reinsurance Amount(s) Issued
Date of Birth	Retained Amount
Issue Age	Reinsurance Net Amount at Risk
Policy Date	Death Benefit Option
Policy Year	Reinsurance Premiums
Policy Duration	Reinsurance Commission or Allowances
Transaction Type*	Policy Fee
Transaction Effective Date	Premium Taxes Reimbursed
Table Rating	Cash Values Reimbursed
Flat Extra Amount and Duration	Dividends Reimbursed
Plan Name or Code	Net Amount due the Reinsurer or the Ceding Co.
Underwriting Classification

*	Transaction codes may be used to identify policy activity affecting reinsurance including new reinsurance issued, continuation of coverage, and policy movements or changes such as:

Not Takens	Decrease in Amount
Surrender	Cancellation of Reinsurance
Lapse
Reinstatement	Death
Conversion	Expiration
Exchange	Other Changes
Increase in Amount

Listings shall be provided separately for new issues, renewals, terminations, and other adjustments.

SCHEDULE F: REINSURANCE REPORTS

(Continued)

Summary Reports

Summary reports shall be provided to the Reinsurer, which include appropriate subtotals and totals of premiums, commissions and allowances, and premium tax by reporting category and in total. Policy exhibit summaries shall also be provided to the Reinsurer showing the reinsured amounts at the beginning of the reporting period, any increases, decreases and terminations during the reporting period, and the reinsured amounts at the end of the reporting period.

Electronic Reporting

The Reinsurer may request receipt of reinsurance data from the Ceding Company via an electronic medium (magnetic tape, magnetic disk, or electronic data interchange) as shall be available to the Ceding Company. Monthly transaction data and quarterly inforce data is currently available via electronic data interchange (FTP).

Note:	The detail and summary reports and the electronic forms will be in either the standard TAI Reinsurance format or a modified TAI Reinsurance format. These formats shall be made available to the Reinsurer. Any changes to the format shall be communicated to the Reinsurer.

SCHEDULE G: UNDERWRITING GUIDELINES

SCHEDULE H: DAC TAX SCHEDULE

Treasury Regulation Section 1.848-2 (g) (8) Election. The Ceding Company and the Reinsurer hereby agree to the following pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the execution date of the treaty and for all subsequent taxable years for which this Agreement remains in effect.

1.	The term “party” shall refer to either the Ceding Company or the Reinsurer as appropriate.

2.	The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect December 1992.

3.	The party with the net positive consideration (or gross premiums and other considerations as applicable) for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions’ limitation of Section 848 (c) of the Internal Revenue Code of 1986, as amended.

4.	Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.	The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company shall report such net consideration in its tax return for the preceding calendar year.

6.	The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s tax return for the previous calendar year.

7.	If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

8.	The parties shall list the Agreement on the DAC Tax Schedule of their Federal Income Tax Return for the year in which the Agreement becomes effective, thereby specifying that the joint election herein has been made for the Reinsurance Agreement of which this Schedule is a part.

SCHEDULE I: RETENTION LIMITS

Single Life Plans	Age	Standard	Table A – H	Table J – P

Survivorship Plans** Both Lives Insurable	Age	Both Lives Standard	One Standard and One Substandard Table A – D	One Standard and One Substandard Table E – P or Both Substandard, neither over Table P

Survivorship Plans** With One Life Uninsurable	Age	One Life Uninsurable, One Life Standard	One Life Uninsurable, One Life Substandard thru Table P

Waiver	Age	Individual Plans	Survivorship Plans**

Accidental Death Benefit

Exceptions:

Other: The Chief Underwriter or his/her designee reserves the right to exceed the above limits by no more than $            .

The retention limits stated above are for Massachusetts Mutual Life Insurance Company (MassMutual). The sum of all amounts retained on one life, including the amounts with subsidiaries C.M. Life Insurance Company and MML BayState Life Insurance Company, will not exceed the MassMutual retention limit.

*	An underwriter may use “individual consideration” to keep a reduced retention on a life
**	Retention determined by younger age thru %. If one life is standard and other life exceeds %, older age used.

Effective 9/30/03

SCHEDULE J: UNDERWRITING IMPROVEMENTS